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                                                                   EXHIBIT 10.35

                          LOAN MODIFICATION AGREEMENT

     The Loan Modification Agreement is entered into as of June 21, 2001, by and among Applied Imaging Corp. and Applied Imaging International Limited (collectively, the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated September 9, 1999, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Term Loan in the original principal amount of Two Million Dollars ($2,000,000). The Loan Agreement was modified pursuant to a Loan Modification Agreement dated June 22, 2000, pursuant to which, among other things, a Committed Revolving Line in the original principal amount of Five Hundred Thousand Dollars ($500,000) was incorporated into the Loan Agreement. Defined terms used but not otherwise defined herein shall have the same meanings as in the Load Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement. Additionally, Borrower has agreed with Bank not to mortgage, pledge, hypothecate, or otherwise encumber any of its Intellectual Property, pursuant to a Negative Pledge Agreement dated September 9, 1999.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement

          1. The following defined term under Section 13.1 entitled "Definitions" is hereby amended to read as follows:

               "Revolving Maturity Date" is September 21, 2001.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.


6. PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of One Thousand Two Hundred Fifty Dollars ($1,250.00) ("Loan Fee") plus all out-of-pocket expenses.

7. CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. The Borrower affirms and reaffirms that notwithstanding the terms of the Security Documents to the contrary, (i) that the definition of "Code", "UCC" or "Uniform Commercial Code" as set forth in the Security Documents shall be deemed to mean and refer to "the Uniform Commercial Code as adopted by the State of California, as may be amended and in effect from time to time and (ii) the Collateral is all assets of the Borrower. In connection therewith, the Collateral shall include, without limitation, the following categories of assets as defined in the Code: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is

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evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired.

8. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

9. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

     The Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                BANK:

APPLIED IMAGING CORP.                    SILICON VALLEY BANK

By:                                      By:
   -------------------------------          --------------------------------
Name:                                    Name:
     -----------------------------            ------------------------------
Title:                                   Title:
      ----------------------------             -----------------------------


APPLIED IMAGING INTERNATIONAL LIMITED

By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

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